Exhibit 10.2

EXECUTION VERSION

South State Corporation
520 Gervais Street
Columbia, South Carolina 29201

January 3, 2017

U.S. Bank National Association
as Institutional Trustee

135 S. LaSalle Street, Suite 1511

Chicago, Illinois 60603

Attention:  CDO Trust Services Group

Southeastern Bank Financial Trust II

Christiana Bank & Trust Company

as Delaware Trustee

1314 King Street

Wilmington, Delaware 19801

Attn:  Corporate Trust Administration

Re:          Southeastern Bank Financial Trust II

Ladies and Gentlemen:

By virtue of the merger between Southeastern Bank Financial Corporation, a bank holding company incorporated in the State of Georgia (“Southeastern”), and South State Corporation, a South Carolina corporation (“South State”), pursuant to the Agreement and Plan of Merger, dated as of June 16, 2016, by and between Southeastern and South State (the “Merger Agreement”), South State, as the surviving corporation, does hereby agree, affirm and acknowledge that, effective as of the Effective Time (as defined in the Merger Agreement), it expressly assumes all the duties, warranties and obligations of Southeastern under (i) the Junior Subordinated Debt Securities due June 15, 2036 (the “Debt Securities”) issued pursuant to the Indenture, dated as of March 31, 2006, between Southeastern and LaSalle Bank National Association, as Trustee (the “Indenture”), (ii) the Indenture, (iii) the Amended and Restated Declaration of Trust of Southeastern Bank Financial Trust II, dated as of March 31, 2006 (the “Declaration”), among Southeastern, as Sponsor, U.S. Bank National Association, as successor to LaSalle Bank National Association as Institutional Trustee, Christiana Bank & Trust Company, as Delaware Trustee, the Administrators named therein, and the holders from time to time of undivided beneficial interests in the assets of the Trust (as defined therein) and (iv) the Guarantee Agreement, dated as of March 31, 2006 (the “Guarantee”), between Southeastern, as Guarantor, and U.S. Bank National Association, as successor to LaSalle Bank National Association, as Guarantee Trustee, for the benefit of the Holders (as defined therein) from time to time of the Capital Securities (as defined therein) of Southeastern Bank Financial Trust II.

As to all matters relating to the Declaration, this letter shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware.  Except as set forth in the immediately preceding sentence, this letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

[Signature page follows.]

Very truly yours,

SOUTH STATE CORPORATION

By:	/s/ John C. Pollok
Name:	John C. Pollok
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to SBFC Trust II Assumption Letter]